EXHIBIT 99.1

HepaLife Achieves Major Cell Biology Objective in Artificial Liver Device Research

HepaLife’s liver cells demonstrate ability to function and survive without feeder cell support, following successful room temperature and human plasma survival outcomes; findings crucial to artificial liver device.

Vancouver, BC – May 30, 2006 – HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) today announced that the Company’s patented liver stem cells have demonstrated the ability to survive and function without feeder cell support, a significant cell biology objective in the research and development of HepaLife’s artificial liver device for human patients suffering from acute liver failure.

“There are an estimated 25 million Americans with liver disease, and tens of thousands worldwide die each year as a consequence of acute liver failure.  For these patients, the immediate need for an artificial liver device is critically urgent,” explained Mr. Harmel S. Rayat, President and CEO of HepaLife.

“Key to the development a fully functional, therapeutically effective artificial liver device is not the mechanical hardware itself, but rather, the biological component that goes inside and mimics the behavior of the human liver,” continued Mr. Rayat.  “This is where HepaLife’s PICM-19 liver cells are critical – they have repeatedly shown the ability to survive and grow in multiple environments, emulating the functions of the human liver.”

In ongoing research, HepaLife’s ‘PICM-19H’ liver stem cells have demonstrated the crucial ability to not only survive, but also remain functional without feeder cell support.  PICM-19H cell culture without the aid of STO feeder cells will allow for a more defined cell culture system, an active research and application goal of the Company.

A defined PICM-19H cell culture system (i.e., one free of feeder cells and undefined cell culture medium constituents) may also be important for potential FDA approval of HepaLife’s artificial liver device, currently under development and expected to incorporate the PICM-19H cells as a key component.

“We believe our cell line is what sets us apart from the competition. As we advance and surpass each of our research objectives, we move closer than ever to the development of an artificial liver device,” stated Mr. Rayat.

Scientists have long-considered that the greatest hindrance to the development of a completely functional artificial liver device is the lack of an appropriately defined normal (i.e., non-tumor or cancer gene associated) cell line that has normal liver cell form and function.  Unlike other cells, HepaLife’s liver cells remain fully functional and do not become tumorigenic or cancerous, despite years in continuous culture.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) is a development stage biotechnology company focused on the identification, development and eventual commercialization of technologies and products for liver toxicity detection and the treatment of various forms of liver dysfunction and disease.

Currently, HepaLife is concentrating its efforts on creating the first-of-its-kind artificial liver device and developing proprietary in-vitro toxicology and pre-clinical drug testing platforms.

Artificial Liver Device

Presently, through a Cooperative Research and Development Agreement, HepaLife Technologies is working towards optimizing the hepatic functionality of the patented PICM-19 cell line. The hepatic characteristics of the PICM-19 cell line have been demonstrated to have potential application in the production of an artificial liver device for use by human patients with liver failure.

With 25 million Americans suffering from liver disease, the need for an artificial liver device able to remove toxins and improve immediate and long-term survival results is more critical today than ever before. Limited treatment options, a low number of donor organs, the high price of transplants and follow up costs, a growing base of hepatitis, alcohol abuse, drug overdoses, and other factors that result in liver disease all clearly indicate a strong need for an artificial liver device.

In-Vitro Toxicology Testing

In 2003 alone, the inability to accurately predict toxicity early in drug development cost the pharmaceutical industry a record $8 billion. In particular, hepatotoxicity, or liver damage caused by medications and other chemical compounds, is the single most common reason leading to drug withdrawal or refusal of drug approval by the FDA. In fact, about one third of all potential drugs fail pre-clinical or clinical trials due to the toxic nature of the compounds being tested, accounting for an estimated $70 million (20%) of total research and development costs per drug.

The PICM-19 cells grown in vitro synthesize liver specific proteins such as albumin and transferrin, and display enhanced liver-specific functions such as ureagenesis and cytochrome P450 activity. As a result, HepaLife, using the patented PICM-19 cell line, plans to develop proprietary in vitro toxicological and pre-clinical drug testing platforms that will more accurately determine the potential toxicity and metabolism of new pharmacological compounds in the liver.

At present, the Company does not have commercial products intended to diagnose, treat, cure or prevent any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

HepaLife Technologies, Inc.

Ms. Laura Rivers-Bowerman, Shareholder Communications

Phone: (800) 518-4879

Web Site: www.HepaLife.com